Globalstar Announces Intention to Voluntarily Delist from NYSE American and Transfer to Nasdaq Upon Completion of Reverse Stock Split

Covington, LA, Jan. 21, 2025 -- Globalstar, Inc. (NYSE American: GSAT) (“Globalstar” or the “Company”), a next-generation telecommunications infrastructure and technology provider, today announced that, in connection with its previously-disclosed plans to consummate a reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.0001 per share (the “Common Stock”), it notified the NYSE American LLC (“NYSE American”) that it intends to voluntarily delist the shares of its Common Stock from the NYSE American and transfer its listing to the Nasdaq Global Select Market (“Nasdaq”), subject to the completion of the Reverse Stock Split.

The Company believes that the voluntary delisting of its Common Stock from the NYSE American and transfer of its listing to Nasdaq, in combination with the Reverse Stock Split, could make the Common Stock more attractive to a broader range of investors.

The last day of trading of the Common Stock on the NYSE American is expected to be on or around February 10, 2025. The Company expects its Common Stock will begin trading on the Nasdaq on or around February 11, 2025, subject to the completion of the Reverse Stock Split, under its current symbol, “GSAT.” Until the Company’s Common Stock begins trading on NASDAQ, the Company’s Common Stock will continue to trade on the NYSE American under its current symbol, “GSAT.”

About Globalstar, Inc.

Globalstar empowers its customers to connect, transmit, and communicate in smarter ways – easily, quickly, securely, and affordably – offering reliable satellite and terrestrial connectivity services as an international telecom infrastructure provider. The Company’s low Earth orbit ("LEO") satellite constellation ensures secure data transmission for connecting and protecting assets, transmitting critical operational data, and saving lives for consumers, businesses, and government agencies across the globe. Globalstar’s terrestrial spectrum, Band 53, and its 5G variant, n53, offer carriers, cable companies, and system integrators a versatile, fully licensed channel for private networks with a growing ecosystem to improve customer wireless connectivity, while Globalstar’s XCOM Radio Access Network ("RAN") product offers significant capacity gains in dense wireless deployments. In addition to SPOT GPS messengers, Globalstar offers next-generation internet of things ("IoT") hardware and software products for efficiently tracking and monitoring assets, processing smart data at the edge, and managing analytics with cloud-based telematics solutions to drive safety, productivity, and profitability. For more information, visit www.globalstar.com.

Safe Harbor Language for Globalstar Releases

Certain statements contained in this press release other than purely historical information, including, but not limited to, expectations regarding the timing of completion of the Reverse Stock Split, delisting from NYSE American and listing on Nasdaq and expected benefits of such transactions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those described under Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in the Company’s other filings with the SEC. The Company undertakes no obligation to update any of the forward-looking statements after the date of this press release to reflect actual results, future events or circumstances or changes in our assumptions, business plans or other changes.

Investor Contact Information:
investorrelations@globalstar.com